First Quarter 2024 Shareholder Letter Umami Dinner Party Korean Menu Celebration West Village Shack Sold 1 million LTO sandwiches in the first 50 days since Jan 9th launch!

“Our first quarter results showed the continued execution of our Strategic Priorities. This marks the thirteenth straight quarter of positive SSS %, with February and March combined traffic improving compared to January levels, and a strong 4.9% SSS in fiscal April. This was the twelfth straight quarter of Adj. EBITDA growth, and we continue to show consistent improvement in Restaurant- level profit margin and disciplined G&A investment. As announced, I will transition CEO leadership to Rob Lynch on May 20th and remain in an advisor role through the year. I remain ever-optimistic for the future at Shake Shack and am confident this team will continue to thrive,” said Chief Executive Officer, Randy Garutti. “We laid a strong foundation in the first quarter as we plan to drive profitable sales and expand margins again in 2024, by growing revenue by 15% year-over-year, expanding Restaurant-level profit margins by 120 bps, and growing Adjusted EBITDA by more than 30% year-over-year. Our teams are executing on our 2024 strategies to drive better overall guest experience, grow sales, expand Restaurant-level profit margins, and lower build costs as we look to grow sales year-over-year by 12% - 15% and Adjusted EBITDA by 21% - 29% to $160m - $170m,” said Chief Financial Officer, Katie Fogertey. Q 1 2 0 2 4 H I G H L I G H T S System-wide Sales $443.3m 12.3% growth year-over-year. Same-Shack Sales (SSS) Growth +1.6% Sales trends improved throughout the quarter, led by strategic focus on driving sales and awareness, as well as operational focus on the guest experience. Restaurant-level Profit Margin1 19.5% 120 bps higher versus last year and strongest first quarter result since 2019. 2 B U S I N E S S O V E R V I E W 1. Restaurant-level profit, Restaurant-level profit margin, Adjusted EBITDA and Adjusted pro forma net income (loss) are non-GAAP measures. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. FIRST QUARTER 2024 HIGHLIGHTS: • Total revenue grew 14.7% year-over-year to $290.5m. • Shack sales grew 14.9% year-over-year to $280.6m. • Licensing revenue grew 10.3% year-over-year to $9.9m. • System-wide sales grew 12.3% year-over-year to $443.3m. • Average weekly sales (AWS) was flat year-over-year at $73k. • Same-Shack sales (SSS) grew 1.6% year-over-year, with trends improving each month of the quarter. April SSS grew 4.9% year-over-year. • Operating income of $0.0m versus operating loss of $3.2m last year. • Restaurant-level profit margin1 of 19.5% of Shack sales, 120 bps improvement year-over-year. • Net income of $2.2m versus net loss of $1.6m last year. • Adjusted EBITDA1 of $35.9m, up 30.2% year-over-year. • Net income attributable to Shake Shack Inc. of $2.0m, or earnings of $0.05 per diluted share. • Adjusted pro forma net income1 of $5.6m, or earnings of $0.13 per fully exchanged and diluted share. • Opened four new Company-operated Shacks, including two drive-thrus. Opened four new licensed Shacks.

$73K $77K $74K $76K $73K 1Q23 2Q23 3Q23 4Q23 1Q24 $253M $272M $276M $286M $291M 1Q23 2Q23 3Q23 4Q23 1Q24 449 471 495 518 525 1Q23 2Q23 3Q23 4Q23 1Q24 $395M $426M $439M $442M $443M 1Q23 2Q23 3Q23 4Q23 1Q24 1. Restaurant-level profit, Restaurant-level operating profit margin, and Adjusted EBITDA are non-GAAP measures. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. The Company revised its definition of Adjusted EBITDA to exclude deferred lease costs and executive transition costs as adjustments to the measure. Previously reported periods have been revised to conform to the current period presentation. Total Revenue Adjusted EBITDA Average Weekly Sales (AWS) System-wide Shack Count System-wide Sales Q 1 2 0 2 4 H I G H L I G H T S S A L E S G R O W T H A C C E L E R A T E D T H R O U G H T H E Q U A R T E R W I T H C O N T I N U E D R E S T A U R A N T L E V E L M A R G I N E X P A N S I O N O F 1 2 0 B P S Y O Y 3 Total revenue grew 14.7% year-over-year. System-wide sales grew 12.3% year-over-year. AWS trends in 1Q24 were slightly weaker than seasonality patterns. System-wide unit count grew 16.9% year-over-year, including versus 1Q23: • 39 new Company-operated Shack openings. • 41 new licensed Shack openings. $28M $37M $36M $31M $36M 1Q23 2Q23 3Q23 4Q23 1Q24 Adjusted EBITDA grew 30.2% year-over-year to 12.4% of Total revenue, a marked improvement versus 10.9% of Total revenue in 1Q23. $45M $55M $54M $55M $55M 18.3% 21.0% 20.4% 19.8% 19.5% 16.5% 17.0% 17.5% 18.0% 18.5% 19.0% 19.5% 20.0% 20.5% 21.0% 21.5% $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 $55.0 $60.0 1Q23 2Q23 3Q23 4Q23 1Q24 Restaurant-level Profit1 % label indicates Restaurant-level profit margin.1 Restaurant-level profit grew 22.5% year-over-year.

4 TO O U R S H A R E H O L D E R S We are proud of the results from the first quarter that marked the thirteenth consecutive quarter of positive same- Shack sales, and our momentum improved throughout the quarter. April same-Shack sales was 4.9% and our trends in fiscal May have continued to be strong as our sales and profitability initiatives take hold. Executing on our profitability improvement plans in our Shacks, we expanded Restaurant-level profit margins by 120 bps to 19.5% - our strongest first quarter Restaurant-level profit margin since 2019 and our seventh straight quarter of Restaurant-level profit margin expansion. With this, and the improvements we are showing in G&A and other expenses, we grew our Adjusted EBITDA over 30% year-over-year to $35.9m, marking the highest first quarter Adjusted EBITDA, and expanded Adjusted EBITDA margin 150 bps to 12.4% of Total Revenue. We believe our 2024 Strategic Priorities are the right plan for us to deliver another year of strong, profitable growth to our shareholders. In the first quarter of the year, we have already showed strong progress against our goals, including delivering a better guest experience as more than half of our Shacks reduced the average wait time by at least 15 seconds. We also grew our brand awareness and sales with thoughtful investments in marketing as we learn and grow into a larger marketing budget over time. Our focus on operational improvements is seen with another quarter of year-on-year expansion in our Restaurant-level profit margins and leveraging our G&A investments. On development, we are on path to open approximately 80 Shacks system- wide this year with lower build costs on the Company-operated side versus last year. And the foundation of all our progress is the commitment we have to supporting our teams. In FY2024, we expect to grow Total revenue by 12% – 15% year-over-year to ~$1.22b – $1.25b, expand Restaurant-level profit margin to 20.2% – 21.0%, grow Adjusted EBITDA by 21% - 29% year-over-year to $160m – $170m, and open ~80 new Shacks, ~40 Company-operated and ~40 licensed. May 2, 2024 Penn Station, New York

2024 STRATEGIC PRIORITIES → 1Q PROGRESS

Deliver a Consistent Guest Experience

Consistency, speed of service, and standardization of the guest experience across all channels is paramount to hospitality in 2024.

- Reduced average wait times year-over-year in first quarter in over 50% of Shacks.
- Testing additional operational improvements, including how we flow food in the kitchen.

Grow Sales and Strengthen our Brand Awareness

Driving traffic through increased marketing, culinary initiatives, and scaling our brand awareness.

- Launched our expanded Korean menu early in the quarter, building on strong historical Korean Chicken Sandwich performance.
- Omnichannel marketing strategies and marketing investments drove an increase in aided brand awareness.

Make Shake Shack Even More Profitable in 2024

We are working to improve Shack profitability by driving sales, optimizing labor, off-premise profitability, tactical menu pricing, and supply chain initiatives.
We plan to target further leverage in G&A while still making targeted investments in advertising.

- Expanded 1Q Restaurant-level profit margin by 120 bps.
- Guide FY2024 Restaurant-level profit margin expansion of 30 bps – 110 bps.
- Strong progress on new labor model test with expectation to roll out to all Shacks by year-end.

Improve How We Build and Open Shacks

Focus on accelerating development pipelines and bringing down our elevated build and pre-opening costs.

- Target approx. 10% reduction in FY2024 build costs.
- Implemented strategies to better track and forecast pre-opening timelines and expense.
- Building FY2025 unit growth pipeline with lower build costs than FY2024 and strong AUVs.

Develop and Reward High Performing Teams

Our teams are at the center of all we do, and we will continue to invest in them.

- Launched new recruiting tools to improve the application and interview process for hourly team members.
- Implemented new Shake Shack Brand Ambassador program to share the culture and attract talent in new, lower awareness markets.

5

AWS AND SAME-SHACK SALES[1] (SSS)

AWS TRENDS IMPROVED THROUGHOUT THE QUARTER

First quarter AWS was $73k.

Our trends improved throughout the quarter as weather headwinds eased and our strategic focus on marketing and guest experience took hold. Recent new Shack openings, including drive-thrus, are generating strong AWS trends.



Q1 2024 AWS $73K
$73K
$77K
$74K
$76K
$71K
$71K
$76K
$79K
Total YoY Shack Sales Growth
24%
17%
21%
20%
14%
15%
16%
18%
First Quarter 2023
Second Quarter 2023
Third Quarter 2023
Fourth Quarter 2023
Fiscal January 2024
Fiscal February 2024
Fiscal March 2024
Fiscal April 2024

With operational improvements around how we move food through the kitchen, we were able to lower total wait times for in-Shack orders, making progress towards our goal of 30 second reduction in 2024. Providing a more consistent guest experience is a key focus for 2024 and, in our view, an unlock to higher guest satisfaction and frequency.

Sales trends improved further, with April SSS +4.9% and April Shack sales up 18% year-over-year.

Same-Shack sales grew 1.6% year-over-year in 1Q24 despite lapping +10.3% SSS in 1Q23. In regions where weather and in-fill pressures were not prevalent, we saw strong SSS performance.

- **Traffic declined (2.1%), with February and March combined traffic improving from January levels.** Weather was a low single-digit headwind to our traffic throughout the quarter. However, trends improved post January and into April as pressures eased and our marketing strategies drove sales.
- **Price / mix grew 3.7%.** Menu price was +MSD% in the quarter. In January, we increased menu prices on our own delivery channel by 5% while retaining our 15% pricing premium on third party delivery versus our own delivery channel. In mid-March, we increased menu prices by ~3% ahead of mandated wage increases. We raised menu price by ~7% in California and 2% – 2.5% across the rest of the country. Mix was -LSD% and was impacted by marketing strategies to grow sales and profits, partially offset by continued tailwinds from enhancements to our kiosk strategy.

1Q24 SSS[1] UP 1.6%, WITH IMPROVING TRENDS THROUGH THE QUARTER



First Quarter 2023
Second Quarter 2023
Third Quarter 2023
Fourth Quarter 2023
First Quarter 2024
10%
6%
5%
4%
3%
(1%)
7%
2%
(4%)
3%
1%
1%
4%
2%
(2%)
Total SSS %
Traffic %
Price/Mix %

SSS[1] BY REGION VERSUS PRIOR YEAR

Outside of NYC and the West, where we faced continued in-fill pressures and outsized weather impacts, all regions had positive SSS in the quarter.



First Quarter 2023
Second Quarter 2023
Third Quarter 2023
Fourth Quarter 2023
First Quarter 2024
15%
13%
11%
10%
5%
6%
4%
0%
(2%)
(3%)
NYC (incl. Manhattan)
South
West
Northeast
Midwest

1. Same-Shack sales, or "SSS", and same-Shack sales growth are key metrics. As a reminder, SSS excludes the impact of closures that are two consecutive days or more, but one day closures and the impact of operating with fewer hours are included.

6

LICENSED BUSINESS HIGHLIGHTS

We grew Licensing revenue by 10.3% year-over-year to $9.9m. Licensing sales[1] grew by 8.1% to $162.7m as we executed well across our regions despite macroeconomic and geopolitical headwinds in two of our largest markets – China and the Middle East. Offsetting these headwinds, we saw strength in domestic airports and roadways, as well as in the Americas where our 2023 new store openings in Mexico and the Bahamas - our first resort Shack – continued to perform well. Licensing sales were negatively impacted by a low single-digit percent from unfavorable foreign exchange impacts in the quarter. Our sales growth, adjusting for FX impact, was strong across Asia excluding China led by Philippines, Korea, and Japan. Over the last year, we opened 41 new licensed Shacks. In the first quarter, we opened four new Shacks with our licensed partners - two in Asia and two in the Middle East.

We expect to open 40 Shacks in new and existing markets in FY2024 including a new market launch in Canada later this year. We expect current macroeconomic pressures to persist, particularly in the Middle East and China, and anticipate a heavily back weighted development schedule with our Licensed partners. Our teams and partners remain optimistic about the long-term growth of this business while navigating macro headwinds.

WE GREW LICENSING SALES 8% VERSUS LAST YEAR



Licensing Sales
$150.5M
$164.5M
$173.9M
$166.4M
$162.7M

	1Q23	2Q23	3Q23	4Q23	1Q24
YoY Licensing Sales Growth	33%	28%	30%	24%	8%
NSOs	7	13	15	9	4


Kuala Lumpur, Malaysia


Nanjing, China

Fiscal January 2024

Nanjing IFC, Nanjing, China
Yeouido, Seoul, Korea

Fiscal March 2024

Dizengoff, Tel Aviv, Israel
Marassi Galleria Mall, Muharraq, Bahrain

Fiscal April 2024

Mirdif City Centre, Dubai, UAE
The Exchange TRX, Kuala Lumpur, Malaysia
Joule Shibuya, Tokyo, Japan

1. Licensing sales is an operating measure and consists of sales from licensed Shacks. The Company does not recognize the sales from licensed Shacks as revenue. Of these amounts, revenue is limited to licensing revenue based on a percentage of sales from licensed Shacks, as well as certain up-front fees, such as territory fees and opening fees.

7

RESTAURANT-LEVEL PROFIT

First quarter Restaurant-level profit[1] grew 22.5% year-over-year to $55m, and Restaurant-level profit margin grew to 19.5% of Shack sales, 120 bps higher than last year. We continue to execute on our Strategic Priorities, which helped us achieve our highest first quarter Restaurant-level profit since 2019.

Restaurant-level costs in the first quarter (covered in more detail on the following pages) are as follows:

- Food and paper costs were 28.6% of Shack sales.
- Labor and related expenses were 29.1% of Shack sales.
- Other operating expenses were 14.9% of Shack sales.
- Occupancy and related expenses were 7.9% of Shack sales.

We are on a solid path to executing further Restaurant-level profit margin expansion in 2024, as evidenced by our first quarter results. As we look to the remainder of 2024, our strategic plan builds to further improvements, with supply chain savings, continued improvements in labor and staffing, progress on kiosk strategy rollouts, and additional strategies to build on throughput and flow-through gains.

Restaurant-level Profit[1] ($)

Restaurant-level profit grew 22.5% year-over-year.


$45M
$55M
$54M
$55M
$55M
1Q23
2Q23
3Q23
4Q23
1Q24

Restaurant-level Profit Margin[1] (%)

Restaurant-level profit margin expanded 120 bps year-over-year.


18.3%
21.0%
20.4%
19.8%
19.5%
1Q23
2Q23
3Q23
4Q23
1Q24


ORDER HERE

1. Restaurant-level profit and Restaurant-level profit margin are non-GAAP measures. A reconciliation to the most directly comparable financial measure presented in accordance with GAAP is set forth in the financial details section of this Shareholder Letter.

8

RESTAURANT-LEVEL PROFIT FOOD & PAPER COSTS

Food and paper costs ("COGS") were 28.6% of Shack sales in the first quarter, down 80 bps year-over-year. Our supply chain strategies are helping to offset persistent inflationary pressures. Food and paper costs rose low single-digits year-over-year against mid single-digit year-over-year menu price. Many items remained inflationary in nature during the quarter, such as beef prices up high-single digits and fries up mid single-digits year-over-year. Paper and packaging costs decreased low single-digits year-over-year, led by favorable market dynamics, expanding suppliers, and optimizing freight.

COGS as a % of Shack Sales


29.4%
29.0%
29.1%
29.1%
28.6%
1Q23
2Q23
3Q23
4Q23
1Q24

We plan for continued inflationary pressures for the rest of the year partially offset by identified opportunities in our supply chain. We expect underlying inflationary pressures in our food and paper costs to continue through the rest of the year, with beef costs remaining the largest uncertainty. We are partially offsetting these pressures with various supply chain strategies, including bringing on more suppliers and optimizing freight. Our teams, in conjunction with third-party consultants, continue to work to identify additional supply chain savings.

Food and Paper Inflationary Pressures

Commodities	Basket Range	1Q2024 YoY Actual Inflation	2Q2024 YoY Inflation Outlook*	FY2024 YoY Inflation Outlook*
Beef	~ 25% to 30%[2]	+ HSD %	+ MSD %	+ MSD % to + HSD %
Total Food[1]	~ 90%[3]	+ LSD %	Flat % to + LSD %	Flat % to + LSD %
Paper and Packaging	~ 10%[4]	- LSD %	- MSD %	- MSD % to - LSD %
Blended Food & Paper	**100%**	**+ LSD %**	**Flat % to + LSD %**	**Flat % to + LSD %**

*Our basket can change due to product and sales channel mix. Additionally, we do not contract many components of our basket, and those that we do have different contracted periods throughout the year. We are providing our current expectations for our basket; however, the blended weight and the individual components are subject to change for a variety of reasons.


EXIT
North Brunswick, New Jersey

1. Total Food includes food and beverage.
2. Beef basket range calculated as a % of Total Food.
3. Total Food basket range calculated as a % of Total Blended Food & Paper.
4. Paper & Packaging basket range calculated as a % of Total Blended Food & Paper.

9

RESTAURANT-LEVEL PROFIT
LABOR, OTHER OPEX & OCCUPANCY

Labor and related expenses ("Labor") were 29.1% of Shack sales in the first quarter, down 130 bps year-over-year. We showed strong leverage in the first quarter, driven by the benefits from our operational improvement plan including dynamic labor forecasting and scheduling. We expect low single-digit wage inflation for 2024 as we make continued investments in our team members.

Labor as a % of Shack Sales



30.4%
28.7%
28.8%
28.5%
29.1%
1Q23
2Q23
3Q23
4Q23
1Q24

Other Opex as a % of Shack Sales



14.3%
13.8%
14.1%
14.9%
14.9%
1Q23
2Q23
3Q23
4Q23
1Q24

Other operating expenses ("Other opex") were 14.9% of Shack sales in the first quarter, up 60 bps year-over-year. The increase was primarily driven by our targeted marketing investments aimed to drive sales at the Shack level.

Occupancy and related expenses ("Occupancy") were 7.9% of Shack sales in the first quarter, up 30 bps year-over-year as we saw impacts from higher occupancy taxes and sales deleverage.

Occupancy as a % of Shack Sales



7.6%
7.6%
7.7%
7.7%
7.9%
1Q23
2Q23
3Q23
4Q23
1Q24



10

ADDITIONAL EXPENSES & ADJUSTED EBITDA

G&A Expenses[1]



$31M
$32M
$31M
$36M
$36M
$30M
$30M
$31M
$35M
$33M
excl. one-time adjustments
1Q23
2Q23
3Q23
4Q23
1Q24

1. One-time adjustments: 1Q23 $1.6M legal expense and professional fees, 2Q23 $1.7M professional fees, 3Q23 $0.2M severance, 4Q23 $0.9M professional fees, legal expense and executive transition costs and 1Q24 $3.1M restatement costs related to prior periods, professional fees and executive transition costs.

First quarter General and administrative ("G&A") expenses were $35.9m, or $32.8m excluding $3.1m related to one-time adjustments. G&A, excluding one-time adjustments, was 11.3% of Total revenue in the quarter, 40 bps lower than last year. We increased investments, particularly marketing, across the Company to support our growth and to drive sales in our Shacks.

Depreciation and Amortization Expense



$21M
$22M
$23M
$25M
$25M
1Q23
2Q23
3Q23
4Q23
1Q24

Depreciation and amortization expense increased to $25.4m as we opened more Shacks. Our Depreciation and amortization expense increases as we place development and other IT assets into service.

Pre-opening Costs



$4M
$6M
$5M
$5M
$3M
1Q23
2Q23
3Q23
4Q23
1Q24

Pre-opening costs of $2.8m declined 22.6% year-over-year, largely driven by timing as we opened four new Shacks in the quarter compared to six in 1Q23. We continue to target lowering our annual pre-opening expense per Shack by at least 10% from 2023 levels.

Adjusted EBITDA grew 30.2% year-over-year to $35.9m, or 12.4% of Total revenue. EBITDA adjustments for 1Q24 totaled $7.7m, consisting of (i) equity-based compensation of $3.6m, (ii) restatement costs of $1.4m, (iii) non-recurring professional fees of $1.2m, (iv) impairments & disposals of $0.5m, (v) amortization of software implementation costs of $0.5m, and (vi) CEO transition cost of $0.5m.

Adjusted EBITDA[2]



$28M
$37M
$36M
$31M
$36M
1Q23
2Q23
3Q23
4Q23
1Q24

2. Adjusted EBITDA is a non-GAAP measure. A reconciliation to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. The Company revised its definition of Adjusted EBITDA to exclude deferred lease costs and executive transition costs as adjustments to the measure. Previously reported periods have been revised to conform to the current period presentation.

11

FINANCIAL OUTLOOK

Fiscal second quarter and fiscal year 2024 guidance is derived from preliminary, unaudited results based on information currently available to the Company, including an assumption of a degree of pressure on the consumer spending landscape and ongoing inflationary headwinds and does not reflect any additional unknown development delays. While the Company believes these estimates are meaningful, they could differ from the actual results that the Company ultimately reports in its Quarterly Report on Form 10-Q for fiscal quarter ending June 26, 2024 and its Annual Report on Form 10-K for the fiscal year ending December 25, 2024.

Q2 2024 Guidance

Company-operated openings	Approximately 10
Licensed openings	8 - 9
Total revenue	$308.9m - $314.3m
Licensing revenue	$10.9m - $11.3m
Same-Shack sales versus 2023	+ LSD%
Restaurant-level profit margin	21.5% - 22.0%

FY 2024 Guidance

Company-operated openings	Approximately 40
Licensed openings	Approximately 40
Total revenue	~$1.22 - $1.25b
Licensing revenue	$45m - $47m
Same-Shack sales versus 2023	+ LSD%
Restaurant-level profit margin	20.2% - 21.0%
General and administrative expenses	$142m - $146m[1]
Equity-based compensation	Approximately $20m
Depreciation and amortization expense	$100m - $105m
Pre-opening costs	Approximately $17m
Adjusted EBITDA[2]	$160m - $170m
Adjusted Pro Forma Tax Rate	20% - 23%

1. G&A includes approximately $18m of the approximately $20m total Equity-based compensation.
2. Adjusted EBITDA is a non-GAAP measure. A reconciliation to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter. The Company is not able to reconcile the guided non-GAAP estimates to the most directly comparable GAAP financial measure without unreasonable effort because it is unable to predict, forecast or determine the probable significance of various reconciling items with a reasonable degree of accuracy. Accordingly, the most directly comparable guided GAAP estimates are not provided. The Company revised its definition of Adjusted EBITDA to exclude deferred lease costs and executive transition costs as adjustments to the measure. Previously reported periods have been revised to conform to the current period presentation.

These forward-looking projections are subject to known and unknown risks, uncertainties, and other important factors that may cause actual results to be materially different from these projections. Factors that may cause such differences include those discussed in the Company's Form 10-K for the fiscal year ended December 27, 2023, and our Cautionary Note On Forward-Looking Statements herein.

These forward-looking projections should be reviewed in conjunction with the consolidated financial statements and the section titled "Cautionary Note Regarding Forward-Looking Statements", within the Company's Form 10-K, which form the basis of our assumptions used to prepare these forward-looking projections. You should not attribute undue certainty to these projections, and we undertake no obligation to revise or update any forward-looking information, except as required by law.

12

GUEST QUOTES “heads up the korean bbq burger from shake shack slaaaaaps” “The new Korean BBQ burger at Shake Shack is awesome.” “This is one of the better fast food burgers I might have ever had—I’ll go 9.4 out of 10, it’s that good” “Oh yessss My all time fav is back ” “Ok that Korean BBQ chicken sandwich at Shake Shack is fye lol” “It’s a journey, you know what I mean—so many different layers of flavor”

Financial Details & Definitions

C A U T I O N A RY N O T E O N F O R WA R D - L O O K I N G S TAT E M E N T S 15 This presentation contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"), which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact included in this presentation are forward-looking statements, including, but not limited to, the Company's strategic initiatives, expected financial results and operating performance for fiscal 2024, expected development targets, including expected Shack construction and openings, expected same-Shack sales growth, average weekly sales and trends in the Company’s operations, the expansion of the Company’s delivery services, the Company's kiosk, digital, drive-thru and multiple format investments and strategies, 2024 guidance, and statements relating to the impact of COVID-19. Forward-looking statements discuss the Company’s current expectations and projections relating to its financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "believe," "estimate," "expect," "forecast," "future," "intend," "outlook," "potential," "preliminary," "project," "projection," "plan," "seek," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other similar expressions. All forward- looking statements are expressly qualified in their entirety by these cautionary statements. Some of the factors which could cause results to differ materially from the Company’s expectations include the continuing impact of the COVID-19 pandemic, including the potential impact of any COVID-19 variants, the Company's ability to develop and open new Shacks on a timely basis, increased costs or shortages or interruptions in the supply and delivery of the Company's products, increased labor costs or shortages, inflationary pressures, the Company's management of its digital capabilities and expansion into new channels including drive-thru and multiple format investments, the Company's ability to maintain and grow sales at its existing Shacks, risks relating to the restaurant industry generally, and the impact of any material weakness in the Company's internal controls over financial reporting identified in connection with the restatement described in the Company's Annual Report on Form 10-K filed with the SEC on February 29, 2024 or otherwise. You should evaluate all forward-looking statements made in this presentation in the context of the risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2023 as filed with the Securities and Exchange Commission ("SEC"). All of the Company's SEC filings are available online at www.sec.gov, www.shakeshack.com or upon request from Shake Shack Inc. The forward-looking statements included in this presentation are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

D E F I N I T I O N S 16 The following definitions, and definitions on the subsequent pages, apply to terms as used in this shareholder letter: "Shack sales" is defined as the aggregate sales of food, beverages, gift card breakage income, and Shake Shack branded merchandise at Company-operated Shacks and excludes sales from licensed Shacks. “System-wide sales” is an operating measure and consists of sales from Company-operated Shacks and licensed Shacks. The Company does not recognize the sales from licensed Shacks as revenue. Of these amounts, revenue is limited to licensing revenue based on a percentage of sales from licensed Shacks, as well as certain up-front fees, such as territory fees and opening fees. "Same-Shack sales" or “SSS” represents Shack sales for the comparable Shack base, which is defined as the number of Company- operated Shacks open for 24 full fiscal months or longer. For consecutive days that Shacks were temporarily closed, the comparative period was also adjusted. "Average weekly sales" or “AWS” is calculated by dividing total Shack sales by the number of operating weeks for all Shacks in operation during the period. For Shacks that are not open for the entire period, fractional adjustments are made to the number of operating weeks open such that it corresponds to the period of associated sales. “Adjusted pro forma net income," a non-GAAP measure, represents Net income (loss) attributable to Shake Shack Inc. assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring and other items that the Company does not believe directly reflect its core operations and may not be indicative of the Company’s recurring business operations. “EBITDA,” a non-GAAP measure, is defined as Net income (loss) before interest expense (net of interest income), Income tax expense (benefit), and Depreciation and amortization expense. “Adjusted EBITDA,” a non-GAAP measure, is defined as EBITDA (as defined above), excluding equity-based compensation expense, Impairment and loss on disposal of assets, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations. “Adjusted EBITDA margin,” a non-GAAP measure, is defined as Net income (loss) before interest expense (net of interest income), Income tax expense (benefit) and Depreciation and amortization expense, which also excludes equity-based compensation expense, Impairment and loss on disposal of assets, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations, as a percentage of Total revenue. “Restaurant-level profit,” a non-GAAP measure, formerly referred to as Shack-level operating profit, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses, and Occupancy and related expenses. "Restaurant-level profit margin," a non-GAAP measure, formerly referred to as Shack-level operating profit margin, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses as a percentage of Shack sales.

DEVELOPMENT HIGHLIGHTS

	Fiscal Quarter Ended	
	March 27, 2024	March 29, 2023
Shacks in the comparable base	224	186
Shack counts (at end of period):		
System-wide total	525	449
Company-operated	299	260
Licensed total	226	189
Domestic Licensed	39	35
International Licensed	187	154

Development Highlights

During the first quarter of 2024, we opened four new Company-operated Shacks and four new licensed Shacks. Below are Shacks opened during the first quarter of 2024.

Location	Type	Opening Date
Nanjing, China — Nanjing IFC	Licensed	1/3/2024
North Brunswick Township, NJ — North Brunswick	Company-operated	1/10/2024
Seoul, Korea — Yeouido	Licensed	1/12/2024
Vienna, VA — Pike 7	Company-operated	2/20/2024
Tel Aviv, Israel — Dizengoff	Licensed	2/27/2024
Santa Rosa, CA — Montgomery Village	Company-operated	2/28/2024
Bloomingdale, IL — Bloomingdale	Company-operated	3/7/2024
Muharraq, Bahrain — Marassi Galleria Mall	Licensed	3/14/2024

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B A L A N C E S H E E T S ( U N A U D I T E D ) 18 March 27, December 27, 2024 2023 ASSETS Current assets: Cash and cash equivalents 260,203$ 224,653$ Marketable securities 24,570 68,561 Accounts receivable, net 14,458 16,847 Inventories 5,073 5,404 Prepaid expenses and other current assets 21,885 18,967 Total current assets 326,189 334,432 Property and equipment, net of accumulated depreciation of $401,132 and $376,760 respectively. 537,621 530,995 Operating lease assets 410,254 398,296 Deferred income taxes, net 329,956 326,208 Other assets 14,812 15,926 TOTAL ASSETS 1,618,832$ 1,605,857$ LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities: Accounts payable 15,163$ 22,273$ Accrued expenses 57,366 54,742 Accrued wages and related liabilities 19,249 20,945 Operating lease liabilities, current 50,780 49,004 Other current liabilities 18,525 17,103 Total current liabilities 161,083 164,067 Long-term debt 245,898 245,636 Long-term operating lease liabilities 476,704 464,533 Liabilities under tax receivable agreement, net of current portion 236,728 235,613 Other long-term liabilities 26,126 26,638 Total liabilities 1,146,539 1,136,487 Commitments and contingencies Stockholders' equity: Preferred stock, no par value—10,000,000 shares authorized; none issued and outstanding as of March 27, 2024 and December 27, 2023. - - Class A common stock, $0.001 par value—200,000,000 shares authorized; 39,635,382 and 39,474,315 shares issued and outstanding as of March 27, 2024 and December 27, 2023, respectively. 40 39 Class B common stock, $0.001 par value—35,000,000 shares authorized; 2,801,013 and 2,834,513 shares issued and outstanding as of March 27, 2024 and December 27, 2023, respectively. 3 3 Additional paid-in capital 427,530 426,601 Retained earnings 18,817 16,777 Accumulated other comprehensive loss (4) (3) Total stockholders' equity attributable to Shake Shack, Inc. 446,386 443,417 Non-controlling interests 25,907 25,953 Total equity 472,293 469,370 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY 1,618,832$ 1,605,857$ (in thousands, except share and per share amounts)

STATEMENTS OF INCOME (LOSS)
(UNAUDITED)

(in thousands, except per share amounts)		Thirteen Weeks Ended March 27, 2024			March 29, 2023	
Shack sales	$	280,552	96.6%	$	244,254	96.4%
Licensing revenue		9,952	3.4%		9,024	3.6%
TOTAL REVENUE		290,504	100.0%		253,278	100.0%
Shack-level operating expenses[1]:						
Food and paper costs		80,253	28.6%		71,772	29.4%
Labor and related expenses		81,509	29.1%		74,264	30.4%
Other operating expenses		41,856	14.9%		34,936	14.3%
Occupancy and related expenses		22,188	7.9%		18,583	7.6%
General and administrative expenses		35,944	12.4%		31,311	12.4%
Depreciation and amortization expense		25,441	8.8%		21,322	8.4%
Pre-opening costs		2,753	0.9%		3,557	1.4%
Impairment and loss on disposal of assets		526	0.2%		722	0.3%
TOTAL EXPENSES		290,470	100.0%		256,467	101.3%
NET INCOME (LOSS) FROM OPERATIONS		34	0.0%		(3,189)	(1.3)%
Other income, net		3,206	1.1%		2,837	1.1%
Interest expense		(508)	(0.2)%		(403)	(0.2)%
NET INCOME (LOSS) BEFORE TAXES		2,732	0.9%		(755)	(0.3)%
Income tax expense (benefit)		518	0.2%		867	0.3%
NET INCOME (LOSS)		2,214	0.8%		(1,622)	(0.6)%
Less: Net income (loss) attributable to non-controlling interests		174	0.1%		(88)	0.0%
NET INCOME (LOSS) ATTRIBUTABLE TO SHAKE SHACK INC.	$	2,040	0.7%	$	(1,534)	(0.6)%
Earnings (Loss) per share of Class A common stock:						
Basic	$	0.05		$	(0.04)	
Diluted	$	0.05		$	(0.04)	
Weighted-average shares of Class A common stock outstanding:						
Basic		39,515			39,332	
Diluted		41,259			39,332	

(1) As a percentage of Shack sales.

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C A S H F L O W S TAT E M E N T S ( U N A U D I T E D ) 20 March 27, March 29, (in thousands) 2024 2023 OPERATING ACTIVITIES Net income (loss) (including amounts attributable to non-controlling interests) 2,214$ (1,622)$ Adjustments to reconcile net income (loss) to net cash provided by operating activities: Depreciation and amortization expense 25,441 21,322 Amortization of debt issuance costs 262 262 Amortization of cloud computing asset 518 439 Non-cash operating lease cost 18,490 16,075 Equity-based compensation 3,642 3,802 Deferred income taxes (131) 1,917 Non-cash interest (164) 58 Gain on sale of equity securities — (81) Net amortization of discount on held-to-maturity securities (370) — Impairment and loss on disposal of assets 526 722 Changes in operating assets and liabilities: Accounts receivable 2,389 3,354 Inventories 331 (210) Prepaid expenses and other current assets (2,757) (1,580) Other assets (650) (1,218) Accounts payable (3,760) (5,799) Accrued expenses 2,027 (2,018) Accrued wages and related liabilities (1,696) 1,068 Other current liabilities 709 (2,389) Operating lease liabilities (17,213) (16,830) Other long-term liabilities 857 2,548 NET CASH PROVIDED BY OPERATING ACTIVITIES 30,665 19,820 INVESTING ACTIVITIES Purchases of property and equipment (33,054) (34,326) Maturities of held-to-maturity marketable securities 44,361 — Purchases of equity securities — (690) Sales of equity securities — 81,478 NET CASH PROVIDED BY INVESTING ACTIVITIES 11,307 46,462 FINANCING ACTIVITIES Payments on principal of financing leases (910) (807) Distributions paid to non-controlling interest holders (145) (49) Net proceeds from stock option exercises 474 113 Employee withholding taxes related to net settled equity awards (5,840) (2,626) NET CASH USED IN FINANCING ACTIVITIES (6,421) (3,369) Effect of exchange rate changes on cash and cash equivalents (1) (4) INCREASE IN CASH AND CASH EQUIVALENTS 35,550 62,909 CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD 224,653 230,521 CASH AND CASH EQUIVALENTS AT END OF PERIOD 260,203$ 293,430$ Thirteen Weeks Ended

R E S TA U R A N T - L E V E L P R O F I T D E F I N I T I O N S 21 Restaurant-Level Profit “Restaurant-level profit,” a non-GAAP measure, formerly referred to as Shack-level operating profit, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses, and Occupancy and related expenses. Restaurant-level Profit Margin "Restaurant-level profit margin," a non-GAAP measure, formerly referred to as Shack-level operating profit margin, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses as a percentage of Shack sales. How This Measure Is Useful When used in conjunction with GAAP financial measures, Restaurant-level profit and Restaurant-level profit margin are supplemental measures of operating performance that the Company believes are useful measures to evaluate the performance and profitability of its Shacks. Additionally, Restaurant-level profit and Restaurant-level profit margin are key metrics used internally by management to develop internal budgets and forecasts, as well as assess the performance of its Shacks relative to budget and against prior periods. It is also used to evaluate employee compensation as it serves as a metric in certain performance-based employee bonus arrangements. The Company believes presentation of Restaurant-level profit and Restaurant-level profit margin provides investors with a supplemental view of its operating performance that can provide meaningful insights to the underlying operating performance of the Shacks, as these measures depict the operating results that are directly impacted by the Shacks and exclude items that may not be indicative of, or are unrelated to, the ongoing operations of the Shacks. It may also assist investors to evaluate the Company's performance relative to peers of various sizes and maturities and provides greater transparency with respect to how management evaluates the business, as well as the financial and operational decision-making. Limitations of the Usefulness of this Measure Restaurant-level profit and Restaurant-level profit margin may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of Restaurant-level profit and Restaurant-level profit margin is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Restaurant-level profit excludes certain costs, such as General and administrative expenses and Pre-opening costs, which are considered normal, recurring cash operating expenses and are essential to support the operation and development of the Company's Shacks. Therefore, this measure may not provide a complete understanding of the Company's operating results as a whole and Restaurant-level profit and Restaurant-level profit margin should be reviewed in conjunction with the Company’s GAAP financial results. A reconciliation of Restaurant-level profit to operating income (loss), the most directly comparable GAAP financial measure, is set forth on next slide.

R E S TA U R A N T - L E V E L P R O F I T 22 (dollar amounts in thousands) March 27, 2024 March 29, 2023 Income (loss) from operations 34$ (3,189)$ Less: Licensing revenue 9,952 9,024 Add: General and administrative expenses 35,944 31,311 Depreciation and amortization expense 25,441 21,322 Pre-opening costs 2,753 3,557 Impairment and loss on disposal of assets 526 722 Restaurant-level profit 54,746$ 44,699$ Total revenue 290,504$ 253,278$ Less: Licensing revenue 9,952 9,024 Shack sales 280,552$ 244,254$ Restaurant-level profit margin(1) 19.5% 18.3% (1) Thirteen Weeks Ended As a percentage of Shack sales.

EBITDA and Adjusted EBITDA EBITDA, a non-GAAP measure, is defined as Net income (loss) before interest expense (net of interest income), Income tax expense (benefit) and Depreciation and amortization expense. Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA (as defined above) excluding equity-based compensation expense, Impairment and loss on the disposal of assets, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations. How These Measures Are Useful When used in conjunction with GAAP financial measures, EBITDA and adjusted EBITDA are supplemental measures of operating performance that the Company believes are useful measures to facilitate comparisons to historical performance and competitors' operating results. Adjusted EBITDA is a key metric used internally by management to develop internal budgets and forecasts and also serves as a metric in its performance-based equity incentive programs and certain bonus arrangements. The Company believes presentation of EBITDA and adjusted EBITDA provides investors with a supplemental view of the Company's operating performance that facilitates analysis and comparisons of its ongoing business operations because they exclude items that may not be indicative of the Company's ongoing operating performance. Limitations of the Usefulness of These Measures EBITDA and adjusted EBITDA may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of EBITDA and adjusted EBITDA is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA and adjusted EBITDA exclude certain normal recurring expenses. Therefore, these measures may not provide a complete understanding of the Company's performance and should be reviewed in conjunction with the GAAP financial measures. A reconciliation of EBITDA and adjusted EBITDA to Net income (loss), the most directly comparable GAAP measure, is set forth on next slide. A DJ U S T E D E B I T D A D E F I N I T I O N S 23

(dollar amounts in thousands) March 27, 2024 March 29, 2023 Net income (loss) 2,214$ (1,622)$ Depreciation and amortization expense 25,441 21,322 Interest expense, net (27) 403 Income tax expense 518 867 EBITDA 28,146$ 20,970$ Equity-based compensation 3,642 3,802 Amortization of cloud-based software implementation costs 518 439 Impairment and loss on disposal of assets 526 722 Legal settlements(1) - 1,004 CEO transition costs 479 - Restatement costs(2) 1,391 - Other(3) 1,183 628 Adjusted EBITDA 35,885$ 27,565$ Adjusted EBITDA margin(4) 12.4% 10.9% (1) (2) (3) (4) Calculated as a percentage of Total revenue, which was $290.5 million for the thirteen weeks ended March 27, 2024, and $253.3 million for the thirteen weeks ended March 29, 2023, respectively. Thirteen Weeks Ended Expenses incurred to establish accruals related to the settlements of legal matters. Expenses incurred related to the restatement of prior periods in the 2023 Form 10-K. Expenses incurred for professional fees related to non-recurring matters. A DJ U S T E D E B I T D A 24

ADJUSTED PRO FORMA NET INCOME (LOSS) AND INCOME (LOSS) PER SHARE DEFINITIONS

Adjusted Pro Forma Net Income (Loss) and Adjusted Pro Forma Earnings (Loss) Per Fully Exchanged and Diluted Share

Adjusted pro forma net loss represents Net loss attributable to Shake Shack Inc. assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring items that the Company does not believe are directly related to its core operations and may not be indicative of recurring business operations. Adjusted pro forma loss per fully exchanged and diluted share is calculated by dividing adjusted pro forma net loss by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding LLC Interests, after giving effect to the dilutive effect of outstanding equity-based awards.

How These Measures Are Useful

When used in conjunction with GAAP financial measures, adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share are supplemental measures of operating performance that the Company believes are useful measures to evaluate performance period over period and relative to its competitors. By assuming the full exchange of all outstanding LLC Interests, the Company believes these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in Net income (loss) attributable to Shake Shack Inc. driven by increases in its ownership of SSE Holdings, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance.

Limitations of the Usefulness of These Measures

Adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share should not be considered alternatives to Net income (loss) and earnings (loss) per share, as determined under GAAP. While these measures are useful in evaluating the Company's performance, it does not account for the earnings attributable to the non-controlling interest holders and therefore does not provide a complete understanding of the Net income (loss) attributable to Shake Shack Inc. Adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share should be evaluated in conjunction with GAAP financial results.

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ADJUSTED PRO FORMA NET INCOME (LOSS) AND INCOME (LOSS) PER SHARE

		Thirteen Weeks Ended		
(in thousands, except per share amounts)		March 27, 2024		March 29, 2023
Numerator:				
Net income (loss) attributable to Shake Shack Inc.	$	2,040	$	(1,534)
Adjustments:				
Reallocation of Net income (loss) attributable to non-controlling interests from the assumed exchange of LLC Interests[(1)]		174		(88)
Legal settlements		-		1,004
Restatement costs[(2)]		1,391		-
CEO transition costs		479		-
Other[(3)]		1,183		628
Tax impact of above adjustments[(4)]		356		(300)
Adjusted pro forma net income (loss)	$	5,623	$	(290)
Denominator:				
Weighted-average shares of Class A common stock outstanding—diluted		41,259		39,332
Adjustments:				
Assumed exchange of LLC Interests for shares of Class A common stock[(1)]		2,830		2,852
Adjusted pro forma fully exchanged weighted-average shares of Class A common stock outstanding—diluted		44,089		42,184
Adjusted pro forma earnings (loss) per fully exchanged share—diluted	$	0.13	$	(0.01)

		Thirteen Weeks Ended		
		March 27, 2024		March 29, 2023
Earnings (loss) per share of Class A common stock—diluted	$	0.05	$	(0.04)
Non-GAAP adjustments[(5)]		0.08		0.03
Adjusted pro forma earnings (loss) per fully exchanged share—diluted	$	0.13	$	(0.01)

(1) Assumes the exchange of all outstanding LLC Interests for shares of Class A common stock, resulting in the elimination of the non-controlling interest and recognition of the net income (loss) attributable to non-controlling interests.

(2) Expenses incurred related to the restatement of prior periods in the 2023 Form 10-K.

(3) Expenses incurred for professional fees related to non-recurring matters.

(4) Represents the tax effect of the aforementioned adjustments and pro forma adjustments to reflect corporate income taxes at assumed effective tax rates of 2.8% for the thirteen weeks ended March 27, 2024, and 133.1% for the thirteen weeks ended March 29, 2023. Amounts include provisions for U.S. federal income taxes, certain LLC entity-level taxes and foreign withholding taxes, assuming the highest statutory rates apportioned to each applicable state, local and foreign jurisdiction.

(5) Represents the per share impact of non-GAAP adjustments for each period. Refer to the reconciliation of Adjusted pro forma net income (loss) above, for additional information.

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Adjusted Pro Forma Effective Tax Rate Adjusted pro forma effective tax rate represents the effective tax rate assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring items that the Company does not believe are directly related to its core operations and may not be indicative of its recurring business operations. How This Measure Is Useful When used in conjunction with GAAP financial measures, adjusted pro forma effective tax rate is a supplemental measure of operating performance that the Company believes is useful to evaluate its performance period over period and relative to its competitors. By assuming the full exchange of all outstanding LLC Interests, the Company believes this measure facilitates comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in effective tax rate driven by increases in its ownership of SSE Holdings, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance. Limitations of the Usefulness of this Measure Adjusted pro forma effective tax rate may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma effective tax rate should not be considered an alternative to effective tax rate, as determined under GAAP. While this measure is useful in evaluating the Company's performance, it does not account for the effective tax rate attributable to the non-controlling interest holders and therefore does not provide a complete understanding of effective tax rate. Adjusted pro forma effective tax rate should be evaluated in conjunction with GAAP financial results. A reconciliation of adjusted pro forma effective tax rate, the most directly comparable GAAP measure, is set forth on next slide. A DJ U S T E D P R O F O R M A E F F E C T I V E TA X R AT E D E F I N I T I O N S 27

2024 ADJUSTED PRO FORMA EFFECTIVE TAX RATE

(dollar amounts in thousands)	Thirteen Weeks Ended March 27, 2024 Income Tax Expense (Benefit)	Income (Loss) Before Income Taxes	Effective Tax Rate
As reported	$ 518	2,732	19.0%
Non-GAAP adjustments (before tax):			
Executive separation agreement	-	479	-
Professional Fees for a non-recurring matter	-	1,183	-
FS restatement costs	-	1,391	-
Tax effect of non-GAAP adjustments and assumed exchange of outstanding LLC Interests	(356)	-	-
Adjusted pro forma	$ 162	5,785	2.8%
Less:			
Net tax impact from stock-based compensation	1,174	-	-
Adjusted pro forma (excluding windfall tax benefits)	$ 1,336	5,785	23.1%

2023 ADJUSTED PRO FORMA EFFECTIVE TAX RATE

(dollar amounts in thousands)	Thirteen Weeks Ended March 29, 2023 Income Tax Expense (Benefit)	Income (Loss) Before Income Taxes	Effective Tax Rate
As reported	$ 867	(755)	(114.8)%
Non-GAAP adjustments (before tax):			
Legal settlement	-	1,004	-
Professional Fees for a non-recurring matter	-	628	-
Tax effect of non-GAAP adjustments and assumed exchange of outstanding LLC Interests	300	-	-
Adjusted pro forma	$ 1,167	877	133.1%
Less:			
Windfall tax benefits from stock-based compensation	(1,016)	-	-
Adjusted pro forma (excluding windfall tax benefits)	$ 151	877	17.2%

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INVESTOR CONTACT Melissa Calandruccio, ICR Michelle Michalski, ICR (844) Shack-04 (844-742-2504) investor@shakeshack.com MEDIA CONTACT Meg Davis, Shake Shack mcastranova@shakeshack.com CONTACT INFORMATION